Filed Pursuant to Rule 424(b)(3)

Registration Number 333-258350

PROSPECTUS SUPPLEMENT NO. 3

(to Prospectus dated August 24, 2021)

Alight, Inc.

This prospectus supplement amends and supplements the prospectus dated August 24, 2021, as supplemented or amended from time to time (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (No. 333-258350). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our current report on Form 8-K, filed with the Securities and Exchange Commission on December 2, 2021 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to: (1) the issuance by us of up to 44,500,000 shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), that may be issued upon exercise of its warrants to purchase Class A Common Stock at an exercise price of $11.50 per share of Class A Common Stock, including the Public Warrants and the Forward Purchase Warrants (each as defined in the Prospectus); and (2) the offer and sale, from time to time, by the selling holders identified in the Prospectus (the “Selling Holders”), or their permitted transferees, of (i) up to 466,378,526 shares of Class A Common Stock and (ii) up to 10,000,000 Forward Purchase Warrants.

Our Class A Common Stock is listed on The New York Stock Exchange (the “NYSE”) under the symbol “ALIT.” On December 1, 2021, the last sale price of our Class A Common Stock as reported on the NYSE was $10.00 per share and the last reported sales price of our public warrants was $2.57 per warrant.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our Class A Common Stock involves risks. See “Risk Factors” starting on page 16 of the Prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 2, 2021.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2021 (December 1, 2021)

Alight, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39299	86-1849232
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Overlook Point
Lincolnshire, IL 60069
(Address of principal executive offices, including zip code)

(224) 737-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange
Warrants to purchase one share of Class A Common Stock	ALIT.WS	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2021, Alight, Inc. (the “Company”) entered into the First Amendment to the Second Amended and Restated Limited Liability Company Agreement of Alight Holding Company, LLC (“Alight Holdings”) with Bilcar FT, LP, a Delaware limited partnership (“Bilcar”), Trasimene Capital FT, LP, a Delaware limited partnership (“Trasimene”) and Alight Holdings (the “Amendment”). The Amendment amends the Second Amended and Restated Limited Liability Company Agreement of Alight Holdings dated as of July 2, 2021 to, among other items, permit the Company and Alight Holdings to redeem the Alight Holdings Class C Units (the “Class C Units”) during the lock-up period applicable to the holders of Class C Units. Bilcar and Trasimene currently hold all outstanding Class C Units, and the lock-up period applicable to them is set forth in the Amended and Restated Sponsor Agreement, dated as of January 25, 2021 (the “Sponsor Agreement”), by and among Foley Trasimene Acquisition Corp. (now known as Alight Group, Inc.) (“FTAC”), the Company, Alight Holdings, Bilcar, Trasimene and certain other parties thereto.

On December 1, 2021, the Company, Alight Holdings, FTAC and the other parties to the Sponsor Agreement entered into the Limited Waiver to the Sponsor Agreement (the “Limited Waiver”) to waive the lock-up period in the Sponsor Agreement with respect to any shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), that are issued in respect of the Class C Units or forward purchase warrants (the “Forward Purchase Warrants”) issued as a result of the consummation of the forward purchase agreements with Cannae Holdings, Inc. (“Cannae Holdings”) and THL FTAC, LLC (“THL FTAC”) and held by Bilcar, Trasimene, Cannae Holdings, THL FTAC or certain of their affiliates or permitted transferees effective upon the receipt of Class A Common Stock following the exchange of any Class C Units previously held by such holder following a redemption or the exercise of any Forward Purchase Warrants previously held by such holder in connection with a make-whole exercise under the Warrant Agreement, dated as of May 29, 2020, by and between FTAC and Continental Stock Transfer & Trust Company (the “Warrant Agent”), as amended by the Warrant Assumption Agreement, dated as of July 2, 2021 (together, the “Warrant Agreement”), by and between the Company, FTAC and the Warrant Agent.

The foregoing descriptions of the Amendment and the Limited Waiver do not purport to be complete and are subject, and qualified in their entirety by reference, to the full text of the Amendment and the Limited Waiver, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

On December 2, 2021, the Company issued a press release announcing the redemption of all of the outstanding Class C Units. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

A copy of the Notice of Redemption delivered by the Company and Alight Holdings on December 1, 2021 is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

None of this Current Report on Form 8-K, the press release attached hereto as Exhibit 99.1 or the Notice of Redemption attached hereto as Exhibit 99.2 constitutes an offer to sell or the solicitation of an offer to buy any of the Company’s securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	First Amendment to Second Amended and Restated Limited Liability Company Agreement of Alight Holding Company, LLC, dated as of December 1, 2021, by and between Alight, Inc., Bilcar FT, LP, Trasimene Capital FT, LP and Alight Holding Company, LLC.

10.2	Limited Waiver to Amended and Restated Sponsor Agreement, dated as of December 1, 2021, by and between Alight, Inc., Alight Holding Company, LLC, Alight Group, Inc. and certain other parties thereto.

99.1	Press Release, dated December 2, 2021.

99.2	Notice of Redemption, dated December 1, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alight, Inc.

By:	/s/ Paulette R. Dodson
Name:	Paulette R. Dodson
Title:	General Counsel and Corporate Secretary

Date: December 2, 2021

Exhibit 10.1

ALIGHT, INC.

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY

AGREEMENT OF ALIGHT HOLDING COMPANY, LLC

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF ALIGHT HOLDING COMPANY, LLC (this “Amendment”), is dated as of December 1, 2021, by and between Alight, Inc., a Delaware corporation (the “Managing Member”), Bilcar FT, LP, a Delaware limited partnership (“Bilcar”), Trasimene Capital FT, LP, a Delaware limited partnership (“Trasimene”) and Alight Holding Company, LLC (the “Company”).

RECITALS

WHEREAS, the parties hereto previously entered into the Second Amended and Restated Limited Liability Company Agreement of Alight Holding Company, LLC, dated as of July 2, 2021 (the “LLC Agreement”), by and among the Managing Member, Bilcar, Trasimene, the Company and the other parties from time to time party thereto;

WHEREAS, in connection with the completion of the business combination contemplated by the Business Combination Agreement, as amended and restated as of April 29, 2021, between FTAC (as defined below), the Managing Member, the Company and certain other parties, and pursuant to the Amended and Restated Sponsor Agreement, dated as of January 25, 2021, by and among FTAC, the Managing Member, the Company, Bilcar, Trasimene and certain other parties thereto (the “Sponsor Agreement”), Bilcar and Trasimene exchanged 4,540,000 and 10,593,333 private placement warrants to purchase shares of FTAC Class A common stock, par value $0.0001 per share, pursuant to the Original Warrant Agreement, respectively, for an equal number of Class C Units (as defined in the LLC Agreement), which Class C Units have generally the same terms as the prior private placement warrants;

WHEREAS, on November 26, 2021, the Managing Member delivered a notice of redemption of all of its outstanding warrants to purchase shares of the Managing Member’s Class A common stock, $0.0001 par value per share (the “Alight Class A Common Stock”), that were issued under the Warrant Agreement, dated as of May 29, 2020 (the “Original Warrant Agreement”), by and between Foley Trasimene Acquisition Corp. (now known as Alight Group, Inc.) (“FTAC”) and Continental Stock Transfer & Trust Company (the “Warrant Agent”), as amended and assumed by the Managing Member pursuant to that certain Warrant Assumption Agreement, dated as of July 2, 2021 (together with the Original Warrant Agreement, the “Warrant Agreement”), by and between the Managing Member, FTAC and the Warrant Agent, pursuant to Section 6.2 of the Warrant Agreement;

WHEREAS, as of the date hereof, Bilcar and Trasimene are the record holders of 4,540,000 and 10,593,333 Class C Units, respectively, and such Class C Units represent all of the outstanding Class C Units of the Company;

WHEREAS, in connection with the Managing Member’s delivery of a notice of redemption with respect to all of its outstanding warrants, the Managing Member has requested that Bilcar and Trasimene agree to allow the Company to proceed with the redemption of all outstanding Class C Units pursuant to the LLC Agreement and the Warrant Agreement, and Bilcar and Trasimene have agreed to permit such redemption subject to the terms set forth in this Amendment;

WHEREAS, Section 11.2 of the LLC Agreement provides that the LLC Agreement may be amended, supplemented, waived or modified only with the approval of the Managing Member in its sole discretion, provided that no amendment, supplement, waiver or modification may disproportionately and adversely affect a Member (as defined in the LLC Agreement) or remove or alter a right or privilege granted to a Member, without such Member’s prior written consent.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

AGREEMENT

1. Effectiveness. This Amendment will become effective upon the due execution and delivery of this Amendment by the Managing Member, Bilcar and Trasimene.

2. Amendment to LLC Agreement. Section 7.01(e) of the LLC Agreement is hereby amended and restated in its entirety and replaced with the text below:

(e) Class C Units. From and after the expiration of the Lock-Up Period (as defined in the Sponsor Agreement) until the Expiration Date (as set forth in the FTAC Warrant Agreement), each Member holding Class C Units shall have the right, upon delivery of a Class C Exchange Notice, to cause the Company to redeem all or a portion of its Class C Units (but for the avoidance of doubt, no fraction of a Class C Unit) in exchange for, at the option of the Managing Member, the Class C Cash Amount or the Class C Exchanged Shares (such holder, the “Class C Exchanging Member”, and such right to such exchange, the “Class C Exchange Right”) in accordance with the same exchange procedures set forth in Section 8.04(b)(i) through Section 8.04(b)(v) with respect to the Class A Exchange Right mutatis mutandis. All of the existing rights and obligations set forth in the FTAC Warrant Agreement, including those set forth in Section 6 thereof, shall apply to the Company, the Managing Member, and each holder of Class C Units mutatis mutandis, including with respect to the redemption rights (which shall apply to the Class C Units mutatis mutandis), other than as set forth in this Section 7.01(e), including the following:

(i) The second sentence of Section 6.3 shall not apply to a redemption of the Class C Units pursuant to Section 6.1 or Section 6.2 of the FTAC Warrant Agreement;

(ii) Notice of redemption shall be sent or caused to be sent, by electronic delivery or by first class mail, postage prepaid, by the Company not less than fifteen (15) trading days prior to the Redemption Date (the “Redemption Period”) to the holders of the Class C Units to be redeemed at their last addresses as they shall appear on the registration books, and any notice sent in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder of Class C Units received such notice;

(iii) References to “30-day Redemption Period” in Section 6 shall instead refer to “Redemption Period”; and

(iv) For purposes of calculating the “Redemption Fair Market Value” pursuant to Section 6.2 of the FTAC Warrant Agreement, the Company may elect to calculate the volume weighted average price of the shares of Class A common stock by reference to a ten (10) trading day period that is not the ten (10) trading days immediately following the date on which notice of redemption pursuant to Section 6.2 of the FTAC Warrant Agreement is sent to the holders of Class C Units (the “Alternative 10-Day Period”) if (x) the Company includes an Alternative 10-Day Period in such notice and (y) if each holder of Class C Units electing a “cashless” exchange acknowledges and agrees to complete such calculation by reference to such Alternative 10-Day Period in a fully and properly completed election to purchase in the form attached to such notice and timely delivered to the Warrant Agent.

3. Agreement in Effect. Except as expressly amended by this Amendment, the LLC Agreement shall remain in full force and effect in accordance with its terms.

4. Amendment or Waiver. Any term of this Amendment may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

5. Headings. The headings in this Amendment are used for convenience only and are not to be considered in construing or interpreting any provision of this Amendment.

6. Entire Agreement. This Amendment supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof. The LLC Agreement, as amended by this Amendment, contains the sole and entire agreement between the parties with respect to the subject matter hereof.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to its principles of conflicts laws.

8. Severability. If any term or other provision of this Amendment is held to be invalid, illegal or incapable of being enforced by any rule of Law (as defined in the LLC Agreement), or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

9. Counterparts. This Amendment may be executed and delivered (including by email or facsimile transmission of a “.pdf” format data) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy by e-mail delivery of a “.pdf” format data rile or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 9.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment or have caused this Amendment to be duly executed by their respective authorized officers, in each case as of the date first above stated.

COMPANY:

ALIGHT HOLDING COMPANY, LLC

By:	/s/ Katie J. Rooney
Name: Katie J. Rooney
Title: Chief Financial Officer

MANAGING MEMBER:

ALIGHT, INC.

By:	/s/ Katie J. Rooney
Name: Katie J. Rooney
Title: Chief Financial Officer

[Signature Page to First Amendment to Second Amended and Restated LLC Agreement]

FOUNDER MEMBERS:

TRASIMENE CAPITAL FT, LP

By:	Trasimene Capital FT, LLC, its general partner

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: General Counsel and Corporate Secretary

BILCAR FT, LP

By:	Bilcar FT, LLC, its general partner

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: General Counsel and Corporate Secretary

[Signature Page to First Amendment to Second Amended and Restated LLC Agreement]

Exhibit 10.2

ALIGHT, INC.

ALIGHT HOLDING COMPANY, LLC

4 Overlook Point

Lincolnshire, IL 60069

LIMITED WAIVER TO AMENDED AND RESTATED SPONSOR AGREEMENT

December 1, 2021

Ladies and Gentlemen:

Reference is made to (i) the Amended and Restated Sponsor Agreement, dated as of January 25, 2021 (the “Sponsor Agreement”), by and among Alight, Inc. (formerly known as Acrobat Holdings, Inc.) (the “Corporation”), Alight Holding Company, LLC (formerly known as Tempo Holding Company, LLC) (“Alight Holdings”), Alight Group, Inc. (formerly known as Foley Trasimene Acquisition Corp.) (“FTAC”), Bilcar FT, LP (“Bilcar”), Trasimene Capital FT, LP (“Trasimene”) and the other parties thereto; (ii) the Second Amended and Restated Limited Liability Company Agreement of Alight Holdings, dated as of July 2, 2021, by and between the Corporation, Bilcar, Trasimene, Alight Holdings and the other parties from time to time party thereto, as amended by the First Amendment to Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 1, 2021 (together, the “LLC Agreement”), by and between the Corporation, Bilcar, Trasimene and Alight Holdings; and (iii) the Warrant Agreement, dated as of May 29, 2020, by and between FTAC and Continental Stock Transfer & Trust Company (the “Warrant Agent”), as amended by the Warrant Assumption Agreement, dated as of July 2, 2021 (together, the “Warrant Agreement”), by and between the Corporation, FTAC and the Warrant Agent. Capitalized terms used herein and not defined in this letter shall have the meanings given to them in the Sponsor Agreement.

By this letter, the Corporation, FTAC and Alight Holdings hereby irrevocably waive compliance with and the application of Section 6(b) of the Sponsor Agreement with respect to (and agree that the Lock-Up Period shall not apply to) any shares of the Corporation’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), that are issued in respect of the Alight Holdings Class C Units or Forward Purchase Warrants (as defined in the Warrant Agreement) held by Bilcar, Trasimene or any of the other Sponsor Persons (including Cannae) or their respective Permitted Transferees effective upon the receipt of Class A Common Stock following the exchange of any Class C Units previously held by such holder following the Redemption Period (as defined in the LLC Agreement) or the exercise of any Forward Purchase Warrants previously held by such holder in connection with a Make-Whole Exercise (as defined in the Warrant Agreement). The waivers, covenants and agreements herein relate only to the matters set forth above and do not constitute waivers of any other restriction contained in the Sponsor Agreement, the LLC Agreement or the Warrant Agreement. By our signatures below, we confirm that we are authorized to agree to the foregoing.

[Remainder of page intentionally left blank]

Very truly yours,

ALIGHT, INC.

By:	/s/ Katie J. Rooney
Name:	Katie J. Rooney
Title:	Chief Financial Officer

ALIGHT HOLDING COMPANY, LLC

By:	/s/ Katie J. Rooney
Name:	Katie J. Rooney
Title:	Chief Financial Officer

ALIGHT GROUP, INC.

By:	/s/ Katie J. Rooney
Name:	Katie J. Rooney
Title:	Chief Financial Officer

[Signature Page to Limited Waiver]

Acknowledged and agreed as of the date first set forth above:

TRASIMENE CAPITAL FT, LP

By:	Trasimene Capital FT, LLC, its general partner

By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	General Counsel and Corporate Secretary

BILCAR FT, LP

By:	Bilcar FT, LLC, its general partner

By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	General Counsel and Corporate Secretary

CANNAE HOLDINGS, LLC

By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Managing Director, General Counsel and Corporate Secretary

CANNAE HOLDINGS, INC.

By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Limited Waiver]

THL FTAC LLC

By:	THL Equity Advisors, VIII, LLC, its manager
By:	Thomas H. Lee Partners, L.P., its sole member
By:	Thomas H. Lee Advisors, LLC, its general partner
By:	THL Holdco, LLC, its managing member

By:	/s/ Thomas H. Hagerty
Name:	Thomas H. Hagerty
Title:	Director

[Signature Page to Limited Waiver]

By:	/s/ William P. Foley, II
Name: William P. Foley, II

By:	/s/ Richard N. Massey
Name: Richard N. Massey

By:	/s/ Hugh R. Harris
Name: Hugh R. Harris

By:	/s/ David W. Ducommun
Name: David W. Ducommun

By:	/s/ Douglas K. Ammerman
Name: Douglas K. Ammerman

By:	/s/ Thomas M. Hagerty
Name: Thomas M. Hagerty

By:	/s/ Frank R. Martire, Jr.
Name: Frank R. Martire, Jr.

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle

By:	/s/ Bryan Coy
Name: Bryan Coy

[Signature Page to Limited Waiver]

Exhibit 99.1

Alight Announces Redemption of All Outstanding Class C Units

LINCOLNSHIRE, IL – December 2, 2021 (BUSINESS WIRE) – Alight (NYSE: ALIT) (“Alight” or the “Managing Member”), a leading cloud-based provider of integrated digital human capital and business solutions, today announced that Alight Holding Company, LLC (the “Company”) will redeem all of its 15,133,333 outstanding Class C Units (the “Units”) to purchase shares of the Managing Member’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), for a redemption price of $0.10 per Unit (the “Redemption Price”), that remain outstanding at 5:00 p.m. New York City time on December 27, 2021 (the “Redemption Date”). This redemption follows the redemption of the 44,499,941 outstanding Public Warrants (which include the Forward Purchase Warrants) which were called for redemption on November 26, 2021 pursuant to a notice of redemption delivered on the same date.

These Units were issued under the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 2, 2021, by and between the Managing Member, Bilcar FT, LP, a Delaware limited partnership (“Bilcar”), Trasimene Capital FT, LP, a Delaware limited partnership (“Trasimene”), the Company and the other parties from time to time party thereto, as amended by the First Amendment to Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 1, 2021 (together, the “LLC Agreement”), by and between the Managing Member, Bilcar, Trasimene and the Company and are subject to the Warrant Agreement, dated as of May 29, 2020, by and between Foley Trasimene Acquisition Corp. (n/k/a Alight Group, Inc.) (“FTAC”) and Continental Stock Transfer & Trust Company (the “Warrant Agent”), as amended by the Warrant Assumption Agreement, dated as of July 2, 2021 (together, the “Warrant Agreement”), by and between the Managing Member, FTAC and the Warrant Agent.

Redemption Details

Under the terms of the LLC Agreement, the Company is entitled to redeem all of the outstanding Units if the Reference Value (as defined below) equals or exceeds $10.00 per share. “Reference Value” means the last reported sales price of the shares of the Class A Common Stock for any twenty (20) trading days within the thirty (30) trading-day period ending on the third trading day prior to the date on which notice of the redemption is given. This share price performance target has been met.

In accordance with the Warrant Agreement, upon delivery of the notice of redemption, the Units may be exchanged either for cash or on a “cashless basis.” Accordingly, holders may continue to exchange Units and receive Class A Common Stock in exchange for payment in cash of the $11.50 per Unit exchange price. Alternatively, a holder may surrender Units for a certain number of shares of Class A Common Stock (such fraction determined by reference to the Warrant Agreement and described in the notice of redemption) that such holder would have been entitled to receive upon a cash exchange of Units. Holders of Units that elect a “make-whole” cashless exchange of the Units will receive a number of shares of Class A Common Stock for each Unit surrendered for exchange to be provided to the holders of Units no later than December 13, 2021. The exchange procedures are described in the notice of redemption and the election to purchase included therein. Any Units that remain unexchanged at 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable, and the holders will have no rights with respect to those Units, except to receive the $0.10 per Unit.

The number of shares of Class A Common Stock that each exercising Unit holder will receive by virtue of the make-whole cashless exchange (instead of paying the $11.50 per Unit cash exchange price) will be calculated in accordance with the terms of the Warrant Agreement with reference to the table set forth in Section 6.2 of the Warrant Agreement based on the fair market value of the shares of Class A Common Stock and length of time to the applicable expiration of the Units. If any holder of Units would, after taking into account all of such holder’s Units exchanged at one time, be entitled to receive a fractional interest in a share of Class A Common Stock, the number of shares the holder will be entitled to receive will be rounded down to the nearest whole number of shares.

None of Alight, its board of directors or employees has made or is making any representation or recommendation to any holder of the Units as to whether to exchange, whether on a cash or cashless basis, or refrain from exchanging any Units.

Issuance of the shares of Class A Common Stock underlying the Units has been registered by Alight under the Securities Act of 1933, as amended, and is covered by a registration statement filed on Form S-1 with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-258350). In addition to the broker of any Unit holder, questions may also be directed to Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, Attention: Compliance Department, Telephone Number (212) 509-4000.

About Alight Solutions

With an unwavering belief that a company’s success starts with its people, Alight Solutions is a leading cloud-based provider of integrated digital human capital and business solutions. Leveraging proprietary AI and data analytics, Alight optimizes business process as a service (BPaaS) to deliver superior outcomes for employees and employers across a comprehensive portfolio of services. Alight allows employees to enrich their health, wealth and work while enabling global organizations to achieve a high-performance culture. Alight’s 15,000 dedicated colleagues serve more than 30 million employees and family members. Learn how Alight helps organizations of all sizes, including over 70% of the Fortune 100.

For more information, please visit www.alight.com.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the redemption of Alight’s warrants or the Company’s Units. In some cases, these forward-looking statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks related to the level of business activity of our clients, risks related to the impact of the COVID-19 pandemic, including as a result of new strains or variants of the virus, competition in our industry, the performance of our information technology systems and networks, our ability to maintain the security and privacy of confidential and proprietary information and changes in regulation. Additional factors that could cause Alight’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of Alight’s prospectus filed with the Securities and Exchange Commission (the “SEC”) on August 24, 2021 pursuant to Rule 424(b)(3) under the Securities Act, as such factors may be updated from time to time in Alight’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Alight’s filings with the SEC. Alight undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contacts

Investors:

Alight Investor Relations

investor.relations@alight.com

Media:

MacKenzie Lucas

mackenzie.lucas@alight.com

Exhibit 99.2

December 1, 2021

NOTICE OF REDEMPTION OF CLASS C UNITS

Dear Class C Unit Holder,

Alight Holding Company, LLC (the “Company”) hereby gives notice that it is redeeming, at 5:00 p.m. New York City time on December 27, 2021 (the “Redemption Date”), all of the Company’s outstanding Class C Units (the “Units”) for a redemption price of $0.10 per Unit (the “Redemption Price”) pursuant to the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of July 2, 2021, by and between Alight, Inc. (the “Managing Member”), Bilcar FT, LP, a Delaware limited partnership (“Bilcar”), Trasimene Capital FT, LP, a Delaware limited partnership (“Trasimene”), the Company and the other parties from time to time party thereto, as amended by the First Amendment to Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 1, 2021 (together, the “LLC Agreement”), by and between the Managing Member, Bilcar, Trasimene and the Company and the Warrant Agreement, dated as of May 29, 2020, by and between Foley Trasimene Acquisition Corp. (n/k/a Alight Group, Inc.) (“FTAC”) and Continental Stock Transfer & Trust Company (the “Warrant Agent”), as amended by the Warrant Assumption Agreement, dated as of July 2, 2021 (together, the “Warrant Agreement”), by and between the Managing Member, FTAC and the Warrant Agent. As described in further detail below, following delivery of this notice of redemption, all Units may be exchanged either for cash, or on a cashless basis, as further described below. Any Units that remain unexchanged at 5:00 p.m. New York City time on the Redemption Date will be no longer exchangeable and their holders will have no rights with respect to those Units, except to receive the Redemption Price.

The shares of the Managing Member’s Class A common stock, $0.0001 par value per share (the “Common Stock”) is listed on the New York Stock Exchange (the “NYSE”) under the symbol “ALIT.” On December 1, 2021, the last reported sale price of the Common Stock was $10.00.

TERMS OF REDEMPTION; CESSATION OF RIGHTS

The rights of the Unit holders to exchange their Units will terminate immediately prior to 5:00 p.m. New York City time on the Redemption Date. At 5:00 p.m. New York City time on the Redemption Date and thereafter, holders of unexchanged Units will have no rights with respect to those Units, except to receive the Redemption Price. We encourage you to consult with your financial advisor and/or tax advisor to consider whether or not to exchange your Units. Note that the act of exchanging is VOLUNTARY.

The Company is exercising this right to redeem the Units pursuant to Section 7.01(e) of the LLC Agreement and Section 6.2 of the Warrant Agreement. The “Reference Value” for purposes of a redemption pursuant to such provisions is the last reported sales price of the shares of Common Stock for any twenty (20) trading days within the thirty (30) trading-day period ending on the third trading day prior to the date on which notice of the redemption is given. The Reference Value exceeded $10.00 per share during each of the twenty (20) trading days within the thirty (30) trading-day period ending on November 26, 2021, which was the third trading day prior to the date on which notice of the redemption is given, and did not exceed $18.00 during any of the twenty (20) trading days during such period. No Private Placement Warrants are outstanding, and all outstanding Forward Purchase Warrants and Public Warrants were called for redemption on November 26, 2021 pursuant to a notice of redemption delivered on such date.

EXCHANGE PROCEDURES

Unit holders have until immediately prior to 5:00 p.m. New York City time on the Redemption Date to exchange their Units. Units may be exchanged for cash at the Cash Exchange Price (as defined below) pursuant to Section 3.3.1(a) of the Warrant Agreement, or pursuant to the make-whole exchange provisions pursuant to Sections 3.3.1(c) and 6.2 of the Warrant Agreement (a “Make-Whole Exchange”) or as otherwise described for certain holders on a “cashless” basis.

Cash Exchange: Subject to the terms below, a Unit entitles the holder thereof to receive one share of Common Stock at a cash price of $11.50 per Unit exchanged (the “Cash Exchange Price”). Payment of the Cash Exchange Price may be made by wire transfer of immediately available funds. Wire instructions will be provided upon request.

Cashless Exchange: If exchanging on a “cashless basis” as a Make-Whole Exchange, a holder will surrender Units for a certain number of shares of Common Stock as determined in the Warrant Agreement. Accordingly, by virtue of the cashless Make-Whole Exchange of the Units, exchanging Unit holders will receive a number of shares of Common Stock for each Unit surrendered for exchange to be provided no later than December 13, 2021.

The number of shares that each exchanging Unit holder will receive by virtue of the Make-Whole Exchange will be calculated in accordance with the provisions of Section 6.2 of the Warrant Agreement and the LLC Agreement as set forth in the Election to Purchase (a form of which is attached as Annex A hereto) (the “Election to Purchase”). The “Redemption Fair Market Value” for purposes of a Make-Whole Exchange, as calculated pursuant to Sections 3.3.1 and 6.2 of the Warrant Agreement and the LLC Agreement, will be the volume weighted average price of the shares of Common Stock for the ten (10) trading days immediately following November 26, 2021, which is the date the notice of redemption for all outstanding Forward Purchase Warrants and Public Warrants was delivered. Such ten trading day period is an alternative ten (10) trading day period elected by the Company pursuant to the LLC Agreement. By electing a “cashless” exchange pursuant to an election to purchase in the and executing this election to purchase, the undersigned will acknowledge and agree that such calculation shall be performed by reference to such alternative ten (10) trading day period.

If any holder of Units would, after taking into account all of such holder’s Units exchanged at one time, be entitled to receive a fractional interest in a share of Common Stock, the number of shares of Common Stock the holder will be entitled to receive will be rounded down to the nearest whole number of shares of Common Stock.

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Persons who are holders of record of their Units may exchange their Units by sending a fully and properly completed Election to Purchase, duly executed and indicating, among of things, the number of Units being exchanged to:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

Telephone: (212) 509-4000

The method of delivery of the Units is at the option and risk of the holder, but if mail is used, registered mail properly insured is suggested.

The fully and properly completed Election to Purchase and, if the applicable Units are exchanged for cash, payment in full of the Cash Exchange Price, must be received by Continental Stock Transfer & Trust Company prior to 5:00 p.m. New York City time on the Redemption Date. Any failure to deliver a fully and properly completed Election to Purchase before such time will result in such holder’s Units being redeemed and not exchanged.

PROSPECTUS

A prospectus (and the supplements thereto) covering the Common Stock issuable upon the exchange of the Units is included in a registration statement filed with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-258350) (the “SEC”). The SEC also maintains an Internet website that contains a copy of this prospectus (and the supplements thereto). The address of this site is www.sec.gov. Alternatively, to obtain a copy of the prospectus (and the supplements thereto), please visit our website at https://alight.com/.

REDEMPTION PROCEDURE

Payment of the Redemption Price will be made by the Company upon presentation and surrender of a Unit for payment after 5:00 p.m. New York City time on the Redemption Date.

Any questions you may have about redemption and exchanging your Units may be directed to Continental Stock Transfer & Trust at its address and telephone number set forth above.

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Sincerely,
ALIGHT HOLDING COMPANY, LLC

/s/ Katie J. Rooney
Katie J. Rooney
Chief Financial Officer

ALIGHT, INC.

/s/ Katie J. Rooney
Katie J. Rooney
Chief Financial Officer

ANNEX A

ALIGHT HOLDING COMPANY, LLC

Election to Purchase

(To Be Executed Upon Exchange of Unit)

The Class C Units of Alight Holding Company, LLC (the “Units”) were called for redemption by the Company and the Managing Member in the Notice of Redemption dated December 1, 2021 (the “Redemption Notice”) pursuant to Section 7.01(e) of the LLC Agreement and Section 6.2 of the Warrant Agreement. Any Units that remain unexchanged at 5:00 p.m. New York City time on the redemption date will no longer be exchangeable, and the holders of those Units will be entitled to receive only the redemption price of $0.10 per Unit. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Redemption Notice.

The undersigned is the holder of                          Class C Units of the Company and hereby irrevocably elects to exchange the number of Units as set forth below and, if applicable, herewith tenders payment for such shares of Common Stock, to the order of the Managing Member, in accordance with the terms of the LLC Agreement and Warrant Agreement, pursuant to (choose one of the following):

CHECK ONE BOX BELOW AND COMPLETE THE CORRESPONDING PARAGRAPH:

Cash Exchange

☐ Section 3.3.1(a) of the Warrant Agreement: in lawful money of the United States, in good certified check or good bank draft payable to the Warrant Agent or by wire transfer of immediately available funds in the amount calculated as follows:

a.                          is the number of shares of Common Stock underlying the Units the undersigned is exchanging pursuant to Section 3.3.1(a) of the Warrant Agreement.

b. $                         is the aggregate Cash Exchange Price representing the product of the number of shares underlying the Units being exchanged pursuant to Section 3.3.1(a) as represented above in “a.” multiplied by the $11.50 per share Cash Exchange Price.

Cashless Exchange (all Units)

☐ Section 3.3.1(c)(i) of the Warrant Agreement: as a Make-Whole Exchange on a “cashless basis” calculated as follows:

c.                          is the number of shares of Common Stock underlying the Units the undersigned is exchanging pursuant to Section 3.3.1(c)(i) and Section 6.2 of the Warrant Agreement.

d. 55 is the number of months from the Redemption Date to the expiration date of the exchange right in respect of the Units.

e. The “Redemption Fair Market Value,” as calculated pursuant to Sections 3.3.1 and 6.2 of the Warrant Agreement and the LLC Agreement, is the volume weighted average price of the shares of Common Stock for the ten (10) trading days immediately following November 26, 2021, which is the date the notice of redemption for all outstanding Forward Purchase Warrants and Public Warrants was delivered. Such ten (10) trading day period is an alternative ten (10) trading day period elected by the Company pursuant to the LLC Agreement, and by electing a “cashless” exchange pursuant to this election and executing this election to purchase, the undersigned has acknowledged and agreed that such calculation shall be performed by reference to such alternative ten (10) trading day period. No later than December 13, 2021, which is one (1) Business Day after the ten (10) trading day period described above ends, the Company will provide the holders of Units with (a) the Fair Market Value and (b) the ratio obtained using the Fair Market Value and the value obtained in “d.” by reference to the table set forth in Section 6.2 of the Warrant Agreement.

[Signature Page Follows]

(Date of Exchange)

(Name of Investor)

(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15 (OR ANY SUCCESSOR RULE)) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.